SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                            March 9, 2001
                            Date of Report
                  (Date of Earliest Event Reported)

                           GEYSER GROUP, LTD.
       (Exact Name of Registrant as Specified in its Charter)

   NEVADA                    33-30158-A               62-1386351
(State or other         (Commission File No.)   (IRS Employer I.D. No.)
Jurisdiction)


                 205 East Southern Avenue, Suite 200
                        Mesa, Arizona 85210
             (Address of Principal Executive Offices)


                  Registrant's Telephone Number
                          (480) 898-7450


                       The Theme Factory, Inc.
                       9005 Cobble Canyon Lane
                          Sandy, Utah 84093
      (Former Name or Former Address if changed Since Last Report)

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Item 1.   Changes in Control of Registrant.

     (a) Effective March 9, 2001, the Registrant completed the acquisition of 100% of AquaPure International, Inc., a Nevada corporation (sometimes called "AquaPure"), and 100% of Water Star Bottling, Inc., a Wyoming corporation (sometimes called "Water Star" [and its 85% majority-owned subsidiary, Geyser Products, LLC, a Delaware limited liability company, sometimes called "Geyser"]), pursuant to separate Definitive Agreements and Plans of Acquisition (respectively, the "AquaPure Agreement" and the "Water Star Agreement," or collectively, the "Agreements") that were conditioned upon the closing of the other.

     The Agreements were adopted, ratified and approved by the Board of Directors of the Registrant by unanimous consent on March 9, 2001.

     The former principal stockholders of the Registrant and their percentage of ownership of the outstanding voting securities of the Registrant prior to the completion of the Agreements were: Chiricahua Company, LLC, wholly-owned by David C. Merrell, the President and sole director, 1,300,000 shares or 91.6%; and David C. Merrell, 30,000 shares, and the beneficial owner of the 1,300,000 shares of Chiricahua Company, 93.7%.

     The source of the consideration used by the respective stockholders of AquaPure and Water Star to acquire their respective interests in the Registrant was the respective exchange of 100% of the outstanding common stock of AquaPure and Water Star pursuant to the Agreements.

     The basis of the "control" of the Registrant by the AquaPure and the Water Star stockholders is stock ownership.

     Subject to an Addendum to these Agreements signed by the AquaPure and the Water Star stockholders waiving any right to participate in this dividend and amending these Agreements to indicate that all finders' shares to be issued under these Agreements would be computed and issued on a post-dividend basis, and the cancellation by Chiricahua Company of 1,145,000 pre-dividend shares of the Registrant, the Registrant authorized a 300% dividend (or three [3] additional shares for each share owned) to each stockholder of record at 8:00 a.m. Eastern Standard Time on March 12, 2001, with a dividend distribution date of March 22, 2001.

     Then, pursuant to the AquaPure Agreement, the Registrant agreed to exchange 9,000,000 shares of "restricted securities" (common stock), pro rata, for all of the outstanding shares of common stock of AquaPure, with the understanding that all shares to be received in the exchange by the AquaPure stockholders would be held in escrow by the Registrant's transfer agent pending the raising of $1,000,000 by the sale of the reorganized Registrant's common stock at terms to be agreed upon by the parties through these persons' efforts. For every 30 days following the period when audited financial statements of the parties have been completed following the closing of these Agreements, 1,000,000 of the shares issued to the AquaPure stockholders, pro rata, will be canceled to the treasury without further consideration, unless these funds are raised. All shares are subject to cancellation unless the entire sum of $1,000,000 is raised within nine months of the availability of the required audited financial statements.

     654,676 shares of "restricted securities" (common stock) of the Registrant were also issued to certain consultants under the AquaPure Agreement. Certain of these persons will be accorded "piggyback" registration rights, in the event that the Registrant subsequently files an S-1, SB-1 or SB-2 registration statement with the Securities and Exchange Commission. The reorganized Registrant has not determined the number of such "piggy back" shares.

     Upon the closing of the AquaPure Agreement, it was agreed that David C. Merrell would be granted a put option ("Put Option"), on 217,500 shares of the Registrant's common stock that he owned whereby for an exercise period of 90 days (the "Exercise Period") from the signed execution of that Agreement, Mr. Merrell has the right, but not the obligation, to 'Put' or redeem these shares to the Registrant at an exercise price of $1.84 per share, in minimum amounts of 50,000 shares, for a total 'Put' or redemption of $400,020; and Mr. Merrell has granted to the Registrant during the Exercise Period a call option ("Call Option"), on 217,500 shares of his common stock whereby the Registrant has the right, but not the obligation, to 'Call' or redeem 217,500 shares from Mr. Merrell at an exercise price of $2.75 per share, in minimum amounts of 50,000 shares, for a total 'Call' or redemption of $598,125. These shares shall be held in escrow during the Exercise Period, and any shares that are subject to an executed 'Put' or 'Call' shall be deducted from the amount of the shares that are subject to the corresponding 'Put' or 'Call' so that the aggregate total of shares covered is 217,500. If Mr. Merrell make a 'Put' of 50,000 shares, then the Registrant's 'Call' is reduced by 50,000 shares to 157,500, and so on.

     Then, pursuant to the Water Star Agreement, the Registrant agreed to exchange 6,650,000 shares of "restricted securities" (common stock), pro rata, for all of the outstanding shares of common stock of Water Star, and its 85% held subsidiary Geyser. The Registrant has agreed to issue a total of an additional 1,000,000 shares of "restricted securities" to Christopher M. Vance, the President of Water Star Bottling, Inc. in the following manner: in the event that the annual gross revenues of Water Star increases by at least $500,000 for the year ended December 31, 2001, over the same period of the preceding year, Mr. Vance will receive an additional 500,000 shares; and in the event that the annual gross revenues of Water Star increases by at least $500,000 for the year ended December 31, 2002, over the same period of the preceding year, Mr. Vance will receive an additional 500,000 shares.

     The Registrant agreed to adopt an Employee Stock Plan effective on March 9, 2001, for an aggregate of 5,000,000 shares of its post-dividend common stock at the fair market value of $0.05 per share, and to provide for the issuance of 270,000 of these shares to certain directors and executive officers of the Registrant, subject to the following lock-up/leak-out conditions agreed upon by the parties: each of the three recipients can sell no more than 3,375 shares during each of the first five months from the date of issuance; 5,625 shares for each of the next three months; and then the lock-up/leak-out conditions will cease. To the extent available, these shares are to be registered for resale with the Securities and Exchange Commission on Form S-8. Since all of the recipients are "affiliates" of the Registrant, resales will need to be made in compliance with Rule 144, except for the holding period that commenced on Marc 9, 2000, if Form S-8 is determined to be available for the registration of the shares issued under the Employee Stock Plan.

     The Registrant has amended its Articles of Incorporation to change its name to "Geyser Group, Ltd.

     The sole director and executive officer of the Registrant, David C. Merrell, designated and elected Christopher M. Vance, T.G. Miller, Jerry Ludeman, William E. Carey, B. R. Fulkerson, Daniel L. Gotthilf and Joseph D. O'Shaughnessy, Jr. as directors, to serve until the next annual meeting of stockholders and their respective successors are elected and qualified
or until their prior resignations or terminations.   Mr. Vance was the
President, a director and the principal stockholder of Water Star; Messrs. Miller, Ludeman, Carey, Fulkerson and Gotthilf were prior directors, executive officers and/or principal stockholders of AquaPure; and Mr. O'Shaughnessy is an independent director. Resumes of these persons are included below under the caption "Management" of Item 2.

     Taking into account the foregoing, there are 18,400,000 post-Agreement and post-dividend outstanding shares of the reorganized Registrant's common stock.

     AquaPure was organized in July, 1999, to acquire operating spring water companies through financing and business combinations; it has had no revenues. Water Star, through its marketing division, Geyser, bottles and markets spring water from North America's ONLY cold water geyser located in the Bridger/Teton National Forest, Wyoming. It also markets fruit flavored spring water nationally. Water Star had the following gross revenues for the years ended December 31: 1996, $8,512,565; 1997, $9,264,341; 1998, $11,022,339; and 1999,
$8,747,568.  See Item 2 for additional information.

     Copies of these Agreements, as amended, including any material exhibits and related instruments, and the Certificate of Amendment to the Articles of Incorporation of the Registrant reflecting the name change, accompany this Report, which, by this reference, are incorporated herein; the foregoing summary is modified in its entirety by such reference. See Item 7.

     (b) The following table contains information regarding share holdings of the Registrant's directors and executive officers and those persons or entities who beneficially own more than 5% of the Registrant's common stock, after taking into account the completion of the Agreement:

                                                                  Approximate
                                             Amount and Nature      Percent
                                               of Beneficial          of
     Name                    Title               Ownership           Class

Christopher M. Vance* President and Director     2,825,000           16.0%

T. G. Miller          Managing Director          1,000,000            5.6%
                      and Director

Jerry Ludeman         CEO and Director           2,000,000           11.3%

William E. Carey      Director                      50,000             .2%

B. R. Fulkerson       Director                     450,000            2.5%

Daniel L. Gotthilf    Director                     200,000            1.1%

Joseph D.             Director                       -0-              -0-
O'Shaughnessy, Jr.

Debra Vance*          Shareholder                3,825,000           21.6%

All directors and executive
officers as a group (7)                         10,350,000           58.5%

          * Husband and wife; each may be deemed to be the beneficial owner of the other's securities.

Item 2.  Acquisition or Disposition of Assets.

    (a) See Item 1. The consideration exchanged under these Agreements was negotiated at "arms length" between the directors and executive officers of the Registrant, and the Board of Directors and stockholders of AquaPure and Water Star. The Board of Directors of the Registrant (consisting of one director) used criteria used in similar proposals involving the Registrant in the past, including the relative value of the assets of the Registrant; its present and past business operations; the future potential of AquaPure and Water Star; their management; and the potential benefit of the completion of these Agreements to the stockholders of the Registrant. The sole member of the Board of Directors determined in his good faith judgment that the consideration for the exchanges was reasonable, under these circumstances.

     No director, executive officer or person who may be deemed to be an affiliate of the Registrant had any direct or indirect interest in AquaPure or Water Star prior to the completion of these Agreements.

                                 Business
                                 --------

     The Company bottles, markets and distributes its own proprietary
Spring Water and labeled products. Further, as a second source of income, the Company has the ability to 'private label' for large clients, with an attendant increased volume and distribution. This business provides for additional recognition, revenues and consequent market value, by virtue of additional exposure of the purity of the water, bottling source capacity and distribution.

     The Company's management analysis has shown that a huge market exists in this area. A strong corporate push of these HEALTH and SPORTS' products into the market place, should increase company revenues and market share dramatically. Beverage analysts have shown in their independent reports, that hydrating drinks (bottled water, sports drinks, etc.) are far-exceeding sales of non-hydrating (coffee, tea and liquor) products.

     The marketplace is thriving in our product market segments, and the Registrant has the management expertise, distribution network and GOAL OF MANAGEMENT FOR potential acquisitions and the production capacity to GAIN A LARGER percentile of market share.

     The Registrant's management shall, as a business objective, target natural spring water companies for acquisition or merger. This will add not only potential increased revenues, but also non-contaminated sources of rapidly disappearing natural sources of pure spring water. Consequently, shareholder value should increase, as both these scarce natural spring water assets and additional distribution networks are added, thus increasing asset values, visibility, market share, product awareness and revenues, and on a very cost effective, non-cash basis.

                                Management
                                ----------

    Names                       Title or Position                 Age
    -----                       ------------------                ---

Christopher M. Vance          Director and President               49

T. G. Miller                  Director and Managing Director       45

Jerry Ludeman                 Director and CEO                     57

William E. Carey              Director                             75

B. R. Fulkerson               Director                             70

Daniel L. Gotthilf            Director                             77

Joseph D. O'Shaughnessy, Jr.  Director                             62

                                 Resumes
                                 -------

CHRISTOPHER M. VANCE, Director, President

     CHRISTOPHER M. VANCE. Mr. Vance serves as President of Geyser Group, LTD, and President and C.E.O. of the subsidiaries of Geyser Group, LTD: Water Star Bottling, Inc. and Geyser Products, LLC. From 1992 to present, Mr. Vance founded and has served as President of Water Star located in Afton, Wyoming, in order to bottle water and beverages, utilizing one of the most rare and unique spring water sources known to exist. In 1995, Mr. Vance founded Geyser Products, Inc. and Geyser Sales & Marketing, Inc., to represent the products of Geyser and the sales personnel representing Geyser's independent distributors, respectively. In 1996, the assets of Geyser Products, Inc. and Geyser Sales & Marketing, Inc. were acquired by Geyser Products, LLC, of which Mr. Vance is the Managing Member, President and C.E.O. From 1991 to 1992, Mr. Vance was a co-founder of Water Star International, Inc, which marketed self contained water-vending equipment to customers in Mexico and the United States. From 1977 To 1991, Mr. Vance gained extensive financial experience in management of several mortgage banking companies in Arizona. In 1976, Mr. Vance graduated with a B.A. degree from Brigham Young University.

T.G. MILLER, Managing Director, CPO

     T. G. MILLER. Since 1977, Mr. Miller has been involved in the corporate capital formation and operations of various companies. He has been involved in numerous private placements, public offerings, mergers/acquisitions, and reverse mergers. He has had the opportunity to give presentations in Europe, North America, South America and Asia on company products and corporate investor relations. Mr. Miller formerly represented USA Health Technologies, Inc., as one of 15 American medical therapy companies invited to the first American/Japanese Departments of Trade co-sponsored convention, held in Tokyo, Japan. In 1977, Mr. Miller graduated in industrial quality control and radiography, from Spartan School of Aeronautics.

JERRY LUDEMAN, Director, C.E.O.

     JERRY LUDEMAN. In 1999, Mr. Ludeman co-founded AquaPure International, Inc. Mr. Ludeman has amassed a quarter century of expertise in domestic and international marketing and sales, with emphasis in direct distribution channels and networks, in the food and beverage markets. From 1989 to present, Mr. Ludeman was the President and CEO of Next Age, Inc. (formerly Barrington Food Group, Inc.), a national and international food and beverage marketing organization. Mr. Ludeman headed the marketing of products through food broker networks, supermarkets, mass merchandising, wholesale club stores and convenience stores. Concurrently, he served as President and COO of Distribco, Inc., an affiliate of Barrington Food Group, Inc., a multifaceted sales and marketing organization in the consumer packaging industry, assisting small companies in bringing products to the mass market through a food/beverage broker. From 1977-1989, Mr. Ludeman served as Vice President of Sales and National Sales Manager of Orval Kent Food Company, a Division of Pet Foods Company. From 1966-1976, Mr. Ludeman served as Vice President of International Sales of LubriTech Racing Products, a Division of Phillips Petroleum Company, where he was responsible for setting up distribution worldwide, and the creation of a private label division. Mr. Ludeman attended Bethel College in Brooklyn, New York.

WILLIAM (BILL) E. CAREY,  INDEPENDENT Director.

     WILLIAM E. CAREY. Mr. Carey, currently is CEO of Universal Marketing, and a Director of AquaPure International, Inc., with time proven expertise in marketing bottled water throughout the United States. Mr. Carey has 52 years of experience in the marketing and sales promotion of various types of food and beverage products. Mr. Carey is best recognized as the individual, who 'PIONEERED' the bottled water industry in the USA. While President of Universal Marketing Company, he implemented the importation and national distribution of EVIAN, and was instrumental in EVIAN's growth and success in becoming the leading premium priced spring water brand in the United States consumer market.

B. R. FULKERSON. Director, Secretary / Treasurer

     B. R. FULKERSON. From 1999 to present, Mr. Fulkerson has been a co-founder, corporate Secretary and Treasurer of AquaPure International, Inc., a company organized for the express purpose of developing a national beverage company through acquisitions in the bottled water industry. From 1990-1997, he was a director at USA Health Technologies, Inc. Mr. Fulkerson attended the University of Oklahoma and the University of Tulsa.

DANIEL L. GOTTHILF, CPA.  INDEPENDENT Director

     DANIEL L. GOTTHILF. Mr. Gotthilf is also currently on the Board of Directors of AquaPure International, Inc., as well as has been on the Board of Directors of the following corporations, Savin Corporation, Diversified Equipment Leasing Corporation (a Division of Savin Corp.), Rapifax Corporation, Dacom, Inc., Magnetic Laboratories, and Chemical Bank. Mr. Gotthilf is listed in the Who's Who in America, and Who's Who in Finance and Industry. From 1988 to present, Mr. Gotthilf has been in private practice as a Certified Public Accountant. He is a licensed Certified Public Accountant in Connecticut, Florida, New York and California. From 1983-1986, he was employed as President and COO of Columbia Business Systems, Inc. From 1965 -1983, he was employed as Sr. Vice President Finance of Savin Corporation. From 1970-1982, he was employed as President of Diversified Equipment Leasing, Corp, (a division of Savin). In 1948, he graduated with honors from Graduate School in Business Administration, from the University of Michigan. Mr. Gotthilf is the author of the Treasurer's and Controller's Desk Book, and the Financial Analysis for Decision Making published by Prentice Hall.

JOSEPH D. O'SHAUGHNESSY, JR.  INDEPENDENT DIRECTOR

     JOSEPH D. O'Shaughnessy, Jr. Since 1998, Mr. O'Shaughnessy had been employed by Francorp, Inc., where he developed marketing plans for nearly 100 companies and had written over sixty marketing plans. He also has written and designed more than 40 brochures or videos. From 1979-1994, he was employed by Brand Advertising. From 1976-1979, he was employed by Ziff-Davis Publishing, as a manager for Travel Weekly, the leading travel industry magazine. From 1973-1976, he was employed as Advertising Director by Rolling Stone and Country Music Magazines. From 1971-1973, he was employed as National and Eastern Sales Manager for A.C. Nielsen

                              Facilities
                              ----------

     The following facilities were part of Water Star and its subsidiary:

     Bottling Facility - Afton, Wyoming
     ----------------------------------

     18,000 square feet. Production, Warehousing, processing, laboratory and offices. This facility is leased for a term commencing November 1, 1999, through October 31, 2004, at a monthly rental of $2,500 for the first three years, and $3,000 for the last two years.

     Water Source - "The Geyser" - According to U.S. Forest Service personnel, The Geyser is North America's only cold water geyser. It is also the world's largest, most prolific and the only one in the world that is commercially viable. The water is so pure that the town is not required to treat the water. The town of Afton, Wyoming, has in excess of 2 million gallons of water storage and new 18" underground piping conveying the water direct to town. Water Star has its own dedicated line from one of the main trunk lines direct to the bottling plant. This makes it possible to convey the geyser water directly from the source to the bottling plant.

     Production - There are two separate bottling lines capable of packaging
16.9 oz. and 24 oz. plastic bottles.

     Processing - Water coming into the plant is run through a three-stage process to ensure wholesomeness, while not changing the character of the water. The process includes ultra violet light, micro filtration and ozonation.

     The mixing facility was specifically designed for blending the geyser water using proprietary formulations for flavored spring water and nutritionally enhanced beverages.

     Laboratory - An on site laboratory facility is used to test beverages produced in all contract bottling facilities as well as the Afton plant.

     Office - There is office space for the general manager, sanitation and shipping personnel.

     Administration Offices
     ----------------------

     Geyser's facilities have been located at 205 East Southern Avenue, Suite 200, since February 16, 1996. The current lease has expired, and rent is on a month to month basis, at a rate of $4,165.13; management anticipates negotiations will result in a new three to five year lease of these facilities consisting of approximately 3,500 square feet, at approximately the same monthly rental. This space is primarily dedicated to personal work areas, but includes space for reception, storage and shipping point-of-sale materials to distributors. Approximately 50% of the space will be utilized by the Registrant for administration and investor relations. Eight persons are currently employed at this location.

Item 5.  Other Events.

     Effective March 12, 2001, the name of the Registrant was changed to "Geyser Group, Ltd." A copy of the Certificate of Amendment to the Registrant's Articles of Incorporation is attached hereto and incorporated herein. See Item 7.

Item 6.  Resignations of Directors and Executive Officers.

     As a result of the completion of these Agreements, David C. Merrell, the sole officer and director of the Registrant, resigned. Mr. Merrell designated and elected Christopher M. Vance, T.G. Miller, Jerry Ludeman, William E. Carey, B. R. Fulkerson, Daniel L. Gotthilf and Joseph D. O'Shaughnessy, Jr., as directors, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their prior resignations or terminations. See Item 1(a).

Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired. Financial statements of the AquaPure and Water Star will be filed as soon as available or on or before May 23, 2001.

     (b) Pro Forma Financial Information. Pro forma financial statements, taking into account these Agreements and the acquisition of AquaPure and Water Star will be filed as soon as available or on or before May 23, 2001.

     (c)  Exhibits.


                                                Exhibit
Description of Exhibit*                          Number

Definitive Agreement and Plan of                   2.1
Acquisition among The Theme Factory, Inc.
and AquaPure International, Inc.

Definitive Agreement and Plan of                   2.2
Acquisition among The Theme Factory, Inc.
and Water Star Bottling, Inc.

First Addendum to the Agreements.                  2.3

Second Addendum to the Agreements.                 2.4

Certificate of Amendment.                          3

News Release                                      99


                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                             GEYSER GROUP, LTD.

Date: 4/17/01                By /s/Christopher M. Vance
      -----------              -----------------------------
                                Christopher M. Vance
                                President and Director



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